Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 5th day of December, 2007 between SEMITOOL, INC., a Montana corporation with a principal business address at 655 West Reserve Drive, Kalispell, Montana (hereinafter referred to as “Semitool”), and AVIZA TECHNOLOGY, INC., a Delaware corporation with a principal business address at 440 Kings Valley Road, Scotts Valley, California (hereinafter referred to as “Aviza”) (each may be individually referred to as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, Semitool is engaged in the design, manufacture, marketing, and distribution of thermal products for the semiconductor industry; and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Semitool wishes to sell and Aviza desires to purchase certain of the Thermal Assets (as such term is defined below), and license certain associated intellectual property, as described herein, for the purpose of designing, commercializing, manufacturing, operating and marketing *** products for semiconductor device manufacturing (the “Thermal Products’).

NOW, THEREFORE, in consideration of the payments herein provided for and the covenants, conditions, representations and warranties herein contained, the Parties hereto agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF THE THERMAL ASSETS

1.1.        The Transferred Assets.

 On the terms and subject to the conditions of this Agreement, and for the consideration set forth in Section 1.5, Semitool shall, at the Closing, sell, transfer and convey to Aviza, free and clear of all liens, all of Semitool’s respective rights, titles and interests in the following assets:

1.1.1.   Semitool’s right, title and interest in and to the physical assets of the prototype *** located at its main facility in Kalispell, Montana and more fully described in Schedule 3.5 (c) attached hereto (the “***”), associated spare parts and hardware and all manufacturing documentation related thereto;

1.1.2.   Semitool’s entire right, title and interest in and to its software, know-how, trade secrets and copyrights that are used, held for use, or useful solely in connection with the design, development, modification, manufacture, operation, support, marketing

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and sale through multiple tiers of distribution of the *** and the Thermal Products developed from that prototype; and

1.1.3.   Semitool’s entire right, title and interest in and to the patents and patent applications set forth in Schedule 1.1.3, attached hereto (the “Assigned Patents”).   Aviza grants back to Semitool a non-exclusive, non-transferable, worldwide, irrevocable, royalty-free, paid-in-full license to make, have made, use, have used, import, offer to sell and sell the subject matter of the Assigned Patents solely as they may be applicable to the *** equipment manufactured by Semitool (the “Semitool Field of Use”).  Aviza agrees that it will not use the Thermal Assets to make, have made, use, have used, import, offer to sell or sell products or services in the Semitool Field of Use that are the subject matter of the Assigned Patents, nor will Aviza grant licenses in the Semitool Field of Use under the Assigned Patents to any third party.

1.2.        The Licensed Assets.

1.2.1.   Subject to the Non-Disclosure Agreement attached as Appendix A hereto (the “NDA”), Semitool grants to Aviza a non-exclusive, non-transferable, worldwide, royalty-free license to reproduce, modify, make derivative works of, use and distribute through multiple tiers of distribution the software source code delivered by Semitool for the *** (the “Licensed Software”) to develop, make, have made, use, have used, import, offer to sell and sell the Thermal Products and any improvements, modifications, follow-on products or similar products (the “Permitted Uses”).

1.2.2.   Semitool grants to Aviza a non-exclusive, transferable (including the right to sublicense), worldwide, irrevocable, royalty-free license to use such Semitool patents and patent applications, set forth in Schedule 1.2.2., as applicable to the *** (the “Licensed Patents”) for the Permitted Uses.

1.2.3.   Aviza agrees not to intentionally use, without the prior written consent of Semitool, any knowledge gained through the use of the Licensed Software or Licensed Patents for any purpose other than the Permitted Uses.  In the event of a material, uncured breach of this Section 1.2 or the NDA, the license granted pursuant to Section 1.2.1 shall terminate.

1.2.4.   The items described in Section 1.2.1 and 1.2.2, above, collectively shall be referred to as the “Licensed Assets.”

1.2.5.   The items described in Section 1.1, above, and this Section 1.2, collectively shall be referred to as the “Thermal Assets.”

1.3.        Assumption of Liabilities.

Aviza is not assuming any liabilities in connection with the assignment, transfer, or license of the Thermal Assets, any such liability, an “Excluded Liability.”  For the avoidance of doubt, an Excluded Liability does not include (1) any fact or circumstance related to the Thermal Assets that did not exist prior to the Closing and (2) and defects or

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

latent defects related to the prototype *** (it being understood that the prototype *** is not intended for sale in its current state of development).

1.4.        Commercialization Support.

Semitool undertakes to provide the engineering, software and manufacturing support specified in Appendix B hereto in order to support the commercialization of the ***.

1.5.        Consideration.

1.5.1.  The consideration to be paid by Aviza (the “Purchase Price”) for the sale by Semitool of the Thermal Assets shall be one million (1,000,000) shares of the common stock of Aviza, $0.0001 par value (the “Buyer’s Shares”), delivered at Closing, plus the payments described in Section 1.5.2.  The Purchase Price is non-refundable.  Aviza shall be solely responsible for all sales and transfer taxes, if any, required by any governmental authority in any relevant jurisdiction which arise out of or result from the sale hereunder of the Thermal Assets.

1.5.2.   In addition to the Buyer’s Shares, Aviza shall also pay Semitool an amount equal to *** of the net revenues generated from the sale of the Thermal Products systems (exclusive of spare parts and service) commercialized with the support provided by Section 1.4 (the “Royalty Products”) up to a maximum amount of ***.  The royalty payment period shall be calculated based on the sales of Royalty Products that are recorded for revenue, on a quarterly basis, and will be due within fifteen (15) days following the end of each calendar quarter.  For purposes hereof, “net revenues” equal gross revenues actually received by Aviza exclusive of any taxes, duties, fees or shipping or insurance costs.

1.6.         Non-competition Undertaking.

Semitool and its affiliates shall not engage in any *** business that competes with (i) the Royalty Products or (ii) any other *** product currently commercialized by Aviza.  For the avoidance of doubt, it is understood that the following technologies are excluded from this non-competition undertaking: (i) any *** thermal technology that is used in conjunction with *** modules in an integrated system and (ii) *** technologies.  Notwithstanding the foregoing, the obligations set forth in this Section 1.6 shall terminate on the fifth anniversary hereof unless the amounts paid to Semitool pursuant to Section 1.5 hereof aggregate at least ***, taking into account the aggregate royalty payments made pursuant to Section 1.5.2 and the value of the Buyer’s Shares on such date (as determined by the closing price of said Buyer’s Shares on that date), in which case the obligations shall extend for an additional ten (10) years.

1.7.         Ownership.

1.7.1.   As between the Parties, Aviza shall be the sole owner of all Intellectual Property Rights and Technology in and to any improvements or derivative works it creates from the Thermal Assets (“Improvement”).

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.7.2.   Aviza hereby agrees to grant to Semitool a non-exclusive, non-transferable (except as set forth in Section 7.8), irrevocable, royalty-free, worldwide, paid-in-full license under any patent disclosing an Improvement with a filing date prior to the second anniversary of the effective date of this Agreement, to make, have made, use, have used, import, offer to sell and sell the subject matter of the Improvement solely as they may be applicable to the *** equipment manufactured by Semitool.

ARTICLE 2.

CLOSING

2.1.        Closing.

The purchase and sale (the “Closing”) provided for in this Agreement shall take place at such time and place as Semitool and Aviza shall agree upon, but no later than December 15, 2007 (the “Closing Date”).

2.2.        Closing Obligations of Semitool.

At the Closing, Semitool shall deliver or cause to be delivered to Aviza:

(a)           the physical assets included in the Thermal Assets and, to the extent Semitool cannot physically transfer said physical assets at that time, Semitool shall take all requisite steps to put Aviza in actual possession and operating control of said physical assets as soon thereafter as reasonably practical;

(b)           good and sufficient documentation reasonably requested by Aviza conveying to Aviza the interests created hereunder in the Thermal Assets, such documentation to be in form and substance reasonably satisfactory to counsel for Aviza; and

(c)           copies of all of Semitool’s records and other data relating to the Thermal Assets.

2.3.        Closing Obligations of Aviza.

At the Closing, Aviza shall deliver to Semitool the Buyer’s Shares.

2.4.        Other Documents; Further Assurances.

Semitool from time to time after the Closing at the request of Aviza and without further consideration shall execute and deliver further instruments and take such other action as Aviza may reasonably require to more effectively give effect to the conveyances contemplated herein in respect of the Thermal Assets.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF SEMITOOL

Semitool hereby represents and warrants to Aviza, as of the date hereof and as of the Closing Date, that:

3.1.        Authority and Binding Effect.

Semitool has the full power, authority and capacity to execute, deliver and perform its obligations under this Agreement and all of the other agreements, documents, instruments and certificates to be executed by Semitool and to convey all of the Thermal Assets to Aviza, free and clear of any encumbrances, and has taken all actions necessary to secure and has secured all approvals required in connection therewith.  This Agreement is, and any documents or instruments to be executed and delivered by Semitool pursuant hereto, will be legally valid and binding obligations of Semitool enforceable against Semitool in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2.        Ownership of Assets.

  Semitool is the owner of the entire right, title and interest in the Thermal Assets, free and clear of any encumbrances.

3.3.        No Undisclosed Liabilities.

There are no material liabilities of any nature with respect to the Thermal Assets (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due) not disclosed to Aviza.

3.4.        Legal Proceedings.

There is no pending lawsuit, action, claim, formal or informal investigation, arbitration, litigation or other judicial, regulatory, administrative or dispute resolution proceeding (a “Proceeding”) that has been commenced by or against Semitool, which if adversely determined would have a material adverse effect on the Thermal Assets, and no such Proceeding is threatened or inchoate.

3.5.        Intellectual Property.

(a)           Schedule 1.1(iii) attached hereto contains a true and complete patent application serial number for each jurisdiction in which the referenced application was filed and the date filed or issued.  There are no registered copyrights, trademarks or mask work related exclusively to the Thermal Assets.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)           Schedule 3.5(b)(i) attached hereto contains (A) a true and complete list of all licenses and Material Contracts pursuant to which Semitool is granted rights in any third-party Technology or Intellectual Property Rights (excluding any Publicly Available Software) (x) embedded or incorporated into or distributed with any of the Thermal Assets, (y) used by Semitool in the development or support of any of the Thermal Assets, or (z) used or held for use by Semitool for any other purpose (excluding, for purposes of this clause (z) only, any generally available, off-the-shelf software programs licensed by Semitool on standard terms); (B) a summary of Semitool’s remaining payment and accounting obligations, if any, with respect to each of such licenses or Material Contracts, excluding agreements for generally available, off-the-shelf software programs licensed by Semitool on standard terms.  Semitool has not provided source code or detailed design documentation of the Thermal Assets or any material part thereof to a third party.

(c)           Schedule 3.5(c) attached hereto contains a true and complete shop order of  the *** as of the date hereof.

(d)           The Intellectual Property Rights and Technology owned or licensed by Semitool that relate to the Thermal Assets constitutes all Intellectual Property Rights and Technology used by Semitool in or, to Semitool’s knowledge necessary for, the design, manufacture, license and sale of all of the Thermal Products , whether currently under development or in production.

(e)           Semitool (A) owns all right, title and interest in and to the Thermal IP and Thermal Technology, free and clear of any liens; or (B) has a valid and enforceable right or license to use all other Intellectual Property Rights and Technology used in the conduct of Semitool’s business as such business relates to the Thermal Products, and all such licensed Intellectual Property Rights and rights to use Technology will not cease to be valid and enforceable rights of Semitool by reason of the execution and delivery of, and performance of the obligations under, this Agreement, or by any ancillary agreements executed in connection with this Agreement, or the consummation of the transactions contemplated hereby or thereby.

(f)            There are no legal Proceedings related to the Thermal Products that are pending or, to Semitool’s knowledge, threatened (i) alleging infringement, misappropriation or any other violation of any Intellectual Property Rights of any Person by Semitool or any of their respective products or services, or (ii) challenging the scope, ownership, validity, or enforceability of the Thermal IP or of Semitool’s rights under or to the Intellectual Property Rights and Technology licensed to Semitool and used in or necessary for the conduct of Semitool’s business as such business relates to the Thermal Products as presently conducted. Without limiting the foregoing, no interference, opposition, reexamination or other proceeding initiated by a third party is or has been pending or, to Semitool’s knowledge, threatened, in which the scope, validity or enforceability of any of the Thermal IP is being or has been challenged and to Semitool’s knowledge, all Thermal IP is valid and enforceable.  To Semitool’s knowledge, Semitool’s past or present use of the Thermal IP or Thermal Technology does not infringe upon or misappropriate, breach or otherwise conflict with the Intellectual Property Rights of any third party and Semitool has not received any notice alleging any

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such infringement or misappropriation.  Neither the Thermal IP nor the Thermal Technology is subject to any outstanding judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other governmental authority (other than office actions and correspondence regarding pending patent applications and trademark applications) restricting the rights of Semitool with respect thereto.  To Semitool’s knowledge, no Person has interfered with, infringed upon or misappropriated any of Semitool’s Intellectual Property Rights as such rights relate to the Thermal Products, or is currently doing so.

(g)           Semitool has taken all actions reasonably necessary to maintain and protect the Thermal IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and all assignments (and licenses where required) of the Thermal IP have been duly recorded with the appropriate governmental authorities. Schedule 3.5(g) attached hereto includes a true and complete list of all material actions that must be taken within 120 days of the date hereof with respect to any of the Registered IP. Semitool has complied with all applicable notice and marking requirements for the Registered IP.  None of the Thermal IP has been adjudged invalid or unenforceable in whole or part and, to Semitool’s knowledge, all Thermal IP is valid and enforceable. Semitool has taken reasonable steps consistent with industry standard practices to safeguard and maintain the secrecy and confidentiality of trade secrets that are material to the Thermal Products.  Without limiting the foregoing, (i) there has been no misappropriation of any trade secrets or other confidential Intellectual Property Rights or Technology used in connection with Semitool’s business as such business relates to the Thermal Products by any Person; (ii) to Semitool’s knowledge, no employee, independent contractor or agent of Semitool has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of Semitool’s business as such business relates to the Thermal Products; and (iii) to Semitool’s knowledge, no employee, independent contractor or agent of Semitool is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Thermal IP or Thermal Technology.  Semitool is not obligated to provide any consideration (whether financial or otherwise) or account to any third party with respect to any exercise of rights by Semitool, or any successor to Semitool, in any Thermal IP, Thermal Technology or Thermal Product.

(h)           Semitool has not incorporated or otherwise used Publicly Available Software in a manner that would require, or condition the use or distribution of any Thermal Product on the disclosure, licensing or distribution of any source code for any portion of such Thermal Product.

(i)            The Licensed Software does not contain any Harmful Code, and Semitool has used commercially reasonable efforts to prevent the introduction of such Harmful Code to the Licensed Software.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(j)            Semitool is not bound by, and no Thermal IP or Thermal Technology is subject to, any agreement or arrangement containing any covenant or other provision that in any way limits or restricts the ability of Semitool to use, exploit, assert or enforce any Thermal IP or Thermal Technology anywhere in the world.  Semitool has not transferred ownership of, or granted any exclusive license with respect to, any Thermal IP or Thermal Technology to any other Person.

(k)           No funding, facilities, or personnel of any governmental entity or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the Thermal IP, Thermal Technology or Thermal Products.  Semitool has not made any written submission to, and is not subject to any agreement with, any standards bodies or other entities that would obligate Semitool to grant licenses to or otherwise impair its control of the Thermal IP, the Thermal Technology or the Thermal Products.

(l)            Semitool has not entered into any agreement requiring Semitool to grant any access or rights to the source code or technical design or manufacturing documentation necessary to make the Thermal Products or to place such materials or other Technology incorporated in the Thermal Products so that a licensee might obtain access to it upon the occurrence of any release condition. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Thermal Product to any other person who is not, as of the date of this agreement, an employee of Semitool.

3.6.         Investment Matters.

(a)           Semitool is an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and Semitool has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the acquisition of the Buyer’s Shares, including investments in securities issued by Aviza and investments in comparable companies, and has requested all information it deemed relevant in making an informed decision to acquire the Buyer’s Shares and has reviewed and considered all information provided in response to such requests.

(b)           Semitool is acquiring the Buyer’s Shares for its own account for investment only and with no present intention of distributing any of the Buyer’s Shares in violation of the Securities Act or any arrangement or understanding with any other individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity (each a “Person”) regarding the distribution of such Buyer’s Shares.

(c)           Semitool will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Buyer’s Shares except in compliance with the

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

(d)           Semitool understands that its acquisition of the Buyer’s Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Semitool’s investment intent as expressed herein.

3.7.         Material Contracts.

(a)           There are no Material Contracts to which Semitool is a party or is bound related to the Thermal Products as of the date of this Agreement.

(b)           “Material Contracts” shall mean:

(i)            license or purchase agreements or royalty-bearing contracts primarily related to the Thermal Products, whether Semitool is the licensor or licensee thereunder, including with equipment or software vendors;

(ii)           confidentiality and non-disclosure agreements related to the Thermal Products, whether Semitool is the beneficiary or the obligated party thereunder;

(iii)          contracts involving future expenditures or liabilities related to the Thermal Products, actual or potential, or future revenues from the Thermal Products;

(iv)          contracts to procure key raw materials used with the Thermal Products, such as wafers and chemicals; and

(v)           any other contract material to the Thermal Products.

3.8.         Compliance with Law.

Semitool’s conduct of its business as such business relates to the Thermal Products has not materially violated and is in material compliance with applicable law.  Semitool has not received any notice to the effect that, or otherwise been advised that, Semitool is not in compliance with any such applicable law.

ARTICLE 4.

AVIZA’S REPRESENTATIONS AND WARRANTIES Aviza hereby represents and warrants to Semitool, as of the date hereof and as of the Closing Date, that:

4.1.        Authority and Binding Effect.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aviza has the full power, authority and capacity to execute, deliver and perform this Agreement and all of the other agreements, documents, instruments and certificates to be executed by Aviza and has taken all actions necessary to secure and has secured all approvals required in connection therewith.  This Agreement is, and any documents or instruments to be executed and delivered by Aviza pursuant hereto, will be legally valid and binding obligations of Aviza enforceable against Aviza in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2.                            Buyer’s Shares.

All of the Buyer’s Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of all preemptive rights.  Assuming the accuracy of the representations and warranties made by Semitool in Article 3, and compliance with the covenants of Semitool in Article 5, no registration of the Buyer’s Shares under the Securities Act is required in connection with the acquisition of the Buyer’s Shares by Semitool as contemplated by this Agreement.

ARTICLE 5.

COVENANTS

5.1.        Registration of Buyer’s Shares.

5.1.1.       Registration.  Semitool will not sell, transfer or otherwise dispose of any of the Buyer’s Shares unless (i) a registration statement filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act is in effect with respect thereto or (ii) an exemption from such registration is available.  Aviza shall use its commercially reasonable efforts to file with the SEC within thirty (30) days of the Triggering Event, but in no event more than fifteen (15) months after the Closing, a registration statement on Form S-3 (the “Registration Statement”) (or any successor short-form registration statement involving a similar amount of disclosure) for a public offering of all of the Buyer’s Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act and shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable but in no event later than three (3) months after filing and remain continuously effective until the Buyer’s Shares have either all been sold or are eligible for sale pursuant to Rule 144 promulgated under the Securities Act.  Aviza shall pay all expenses of registration as aforesaid, except brokerage and underwriting commissions, any taxes of any kind, Semitool’s legal and other advisory expenses and such other expenses as may be required by law to be paid by Semitool.  For the purposes hereof, the “Triggering Event” shall mean the sale of the fifth *** (or derivative product) by Aviza.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.2.       Suspension.          In the event of:

(a)           any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus (the “Prospectus”) or for additional information;

(b)           the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(c)           the receipt by Aviza of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Buyer’s Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

(d)           any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Aviza shall deliver a notice in writing to Semitool (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, Semitool shall refrain from selling any Buyer’s Shares pursuant to the Registration Statement (a “Suspension”) until Semitool’s receipt of copies of a supplemented or amended Prospectus prepared and filed by Aviza, or until it is advised in writing by Aviza that the current Prospectus may be used.  In the event of any Suspension, Aviza shall use its commercially reasonable efforts, consistent with the best interests of Aviza and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to Semitool.

5.1.3.       Legends.                In addition to any legends required by law, until the earlier to occur of (i) the termination of this Agreement and (ii) such time as all of the Buyer’s Shares have been sold pursuant to (A) an effective registration statement or (B) pursuant to Rule 144 promulgated under the Securities Act, the certificates representing the Buyer’s Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN ASSET PURCHASE AGREEMENT.  A COPY OF SUCH ASSET PURCHASE AGREEMENT MAY BE

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

OBTAINED FROM AVIZA TECHNOLOGY, INC. UPON REQUEST.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT EXCEPT IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR IN THE EVENT THAT AVIZA TECHNOLOGY, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

5.2.         Conveyance of Semitool Technology.

At the Closing, Semitool shall execute such further documentation as may be reasonably required by Aviza (including a patent assignment) to transfer ownership of the Intellectual Property Rights and Technology constituting the Thermal Assets to be transferred pursuant to Section 1.1.

ARTICLE 6.

INDEMNIFICATION

6.1.        Indemnification by Aviza.

Aviza shall indemnify and hold harmless Semitool and its officers, directors, employees and agents (collectively, the “Semitool Indemnified Persons”) for, and shall pay to the Semitool Indemnified Persons the amount of, any loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”), resulting or arising from:

(a)           any breach of any representation, warranty or covenant made by Aviza in this Agreement;

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)           to the extent permitted by law, Aviza shall indemnify and hold harmless each of Semitool, its directors and officers and each person, if any, who controls Semitool within the meaning of the Securities Act against any Damages, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in the Registration Statement referred to in Section 5.1.1, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse Semitool, its directors and officers and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Damages; provided, however, that the indemnity agreement contained in this Section 6.1(b) shall not apply to (a) amounts paid in settlement of any such Damages arising out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Aviza by or on behalf of Semitool expressly for use in the Registration Statement or the Prospectus or (ii) the failure of Semitool to comply with the covenants and agreements contained in Section 5.1.2 or (iii) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Semitool before the pertinent sale or sales by Semitool or (b) amounts paid in settlement of any such Damages if such settlement is effected without the consent of Aviza (which consent shall not be unreasonably withheld).

6.2.        Indemnification by Semitool.

Semitool shall indemnify and hold harmless Aviza and its officers, directors, employees and agents (collectively, the “Aviza Indemnified Persons”) for, and shall pay to the Aviza Indemnified Persons the amount of any Damages resulting or arising from:

(a)           any breach of any representation, warranty or covenant made by Semitool in this Agreement;

(b)           any Excluded Liability;

(c)           to the extent permitted by law, Semitool shall indemnify and hold harmless Aviza, its directors, its officers who have signed the Registration Statement referred to in Section 5.1.1 and each person, if any, who controls Aviza within the meaning of the Securities Act against any Damages, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Semitool expressly for use therein; and Semitool shall reimburse any legal or other expenses reasonably incurred by Aviza or any such director, officer and controlling person in connection with investigating or defending any such Damages; provided, however, that  (i) the indemnity agreement contained in this Section 6.2(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Semitool (which consent shall not be unreasonably withheld) and (ii) that any indemnification by Semitool shall be limited to the amount of the net proceeds received by Semitool from the sale of the Buyer’s Shares pursuant to such Registration Statement.

ARTICLE 7.

MISCELLANEOUS

7.1.        Certain Definitions.

For purposes of this Agreement, the term:

“Harmful Code” shall mean any program, routine, device or other feature, such as but not limited to any “back door,” “drop dead device,” “Trojan Horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file without the user’s consent.

“Intellectual Property Rights” shall mean (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, and all improvements thereto, (ii) national and multinational statutory invention registrations, patents and patent applications (including all renewals, reissues, divisions, substitutions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, (iii) trademarks, service marks, trade dress, logos, slogans, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith, (iv) copyrights and rights under copyrights (whether or not registered) and registrations and applications for registration or renewals thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fixation or means of expression, (v) mask work rights and registrations and applications for registration or renewals thereof in the United States and all other nations throughout the world, (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists), technology and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) rights in databases and data collections (including knowledge databases, customer lists and customer databases) in the United States and all other nations throughout the world, whether registered or unregistered, and any applications for registration therefor, (ix) URL and domain name registrations, (x) all rights in all of the foregoing provided by treaties, conventions and common law, (xi) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing, and (xii) other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

“Publicly Available Software” shall mean: (A) any Software that contains, or is derived in any manner in whole or in part from, any Software that is distributed as free Software, open source Software (e.g. Linux) or under similar licensing or distribution models; or (B) any Software that may require as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no charge.

“Registered IP” shall mean all United States, international and foreign Intellectual Property Rights that have been recorded or registered in any applicable jurisdiction or are otherwise the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any governmental entity, and are owned by, under obligation of assignment to, or filed in the name of, Semitool as such rights relate to the Thermal Products.

“Software” shall mean computer software, firmware, programs and databases in any form, including Internet web sites, web content and links, source code, executable code, tools, developers kits, utilities, graphical user interfaces, menus, images, icons and forms, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations related thereto.

“Technology” shall mean copies and tangible embodiments of Intellectual Property Rights, whether in electronic, written or other media, including Software, technical documentation, specifications, designs, bills of material, build instructions, test reports, schematics, algorithms, application programming interfaces, user interfaces, routines, formulae, test vectors, ip cores, mask works, tooling requirements, databases, lab notebooks, invention disclosures, processes, prototypes, samples, studies or other know-how and other works of authorship.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Thermal IP” shall mean all Intellectual Property Rights owned, developed or acquired by assignment by Semitool as such rights relate to the Thermal Products.

“Thermal Technology” shall mean all Technology owned, developed or acquired by assignment by Semitool as such technology relates to the Thermal Products.

7.2.        Expenses.

Except as otherwise expressly provided in this Agreement, each Party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement and the transactions contemplated herein.

7.3.        Public Announcement.

Unless otherwise required by applicable law, no Party shall issue any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement without the prior approval of the other party.  In the event either party intends or is required to file this agreement with the SEC, such party shall give the other party sufficient notice to consider and effect a confidential treatment request.

7.4.        Notices.

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

If to Semitool:

Semitool, Inc.

655 West Reserve Drive

Kalispell, Montana 59901

Attn:  Richard Hegger

Facsimile No.: 406.752.5522

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Aviza:

Aviza Technology, Inc.

440 Kings Village Road

Scotts Valley, California 95066

Attn: Patrick C. O’Connor

Facsimile No.: 831.439.6320

7.5.        Further Assurances.

The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

7.6.        Entire Agreement and Modification.

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

7.7.         Governing Law.

This Agreement shall be governed by the laws of the state of California without regard to conflicts of law principles that would result in the application of any laws other than the laws of the state of California.

7.8.         Assignment and Grant Back.

The rights granted pursuant to Section 1.2 are not assignable by operation of contract or law (including, for the avoidance of doubt, merger or consolidation) until the assignee or successor in interest, as the case may be, consents in writing (in a form reasonably acceptable to Semitool) to restrict any use of the rights granted by Semitool hereunder to the Permitted Uses and specifically agrees not to use any such rights in connection with any *** equipment.  In the event that the non-competition undertaking pursuant to Section 1.6 is terminated in accordance with the provisions thereof, Aviza shall be deemed to have granted back to Semitool a non-exclusive, non-transferable, worldwide, royalty-free, paid-in-full license to make, have made, use, have used, import, offer to sell and sell the subject matter of the Assigned Patents.  Semitool may not assign this Agreement or its rights hereunder to any third party without the prior written consent of Aviza, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, Semitool may, without Aviza’s consent, assign this Agreement together with the rights granted to Semitool under this Agreement to a successor in interest to Semitool upon a merger, acquisition, reorganization, or change of control of Semitool, or sale of all or substantially all of the assets of Semitool.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AVIZA TECHNOLOGY, INC.:		SEMITOOL, INC.:

By:	/s/ Patrick C. O’Connor	By:	/s/ Richard Hegger

Name:	Patrick C. O’Connor	Name:	Richard Hegger

Title:	Executive Vice President & CFO	Title:	General Counsel & Secretary

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A

Mutual Non-Disclosure Terms

THIS APPENDIX A governs the disclosure of all confidential and proprietary information by and between SEMITOOL, INC, (“Semitool”) and AVIZA TECHNOLOGY, INC. (“Aviza”) pursuant to the Asset Purchase Agreement between the parties  (the “Agreement”) to which this non-disclosure agreement (“NDA”) is attached.

1.             As used herein, “Confidential Information” shall mean the Licensed Software and any and all technical and non-technical information provided by either party to the other that is marked or otherwise identified at the time of disclosure as confidential or proprietary, whether in graphic, electronic, written or oral form, and including but not limited to any ideas, techniques, drawings, designs, descriptions, specifications, works of authorship, patent applications or other filings, models, inventions, know-how, processes, algorithms, software source documents, and formulae related to the current, future, and proposed technologies,  products and services of each of the parties, and also any information concerning research, experimental work, development, engineering, financial information, purchasing, customer lists, investors, employees, business and contractual relationships, business forecasts, business plans, property information, personally-identifiable information, sales and merchandising, marketing plans of or related to the disclosing party and information the disclosing party provides regarding or belonging to third parties.  For oral disclosures to constitute “Confidential Information,” such disclosures must be identified at the time as confidential or proprietary and the disclosing party must provide a written summary of the Confidential Information within thirty (30) days following initial disclosure.

2.             Each party agrees that at all times and notwithstanding any termination or expiration of the Agreement it will hold in strict confidence and not disclose to any third party Confidential Information of the party disclosing the Confidential Information (the “Disclosing Party”), except as approved in writing by the Disclosing Party.  Aviza may use the Confidential Information of Semitool for no purpose other than the Permitted Uses.  Semitool may only use the Confidential Information of Aviza for purposes of fulfilling its obligations under the Agreement.  Notwithstanding any of the foregoing, the party to whom Confidential Information was disclosed (the “Recipient”) shall not be in violation of this Section 2 with regard to a disclosure that was in response to a valid order by a court or other governmental body, provided that the Recipient provides the Disclosing Party with prior written notice of such disclosure in order to permit the Disclosing Party to seek confidential treatment of such information.  Each party shall only permit access to Confidential Information of the other party to those of its employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein.

3.             Each party shall immediately notify the other upon discovery of any loss or unauthorized disclosure of the Confidential Information of the other party. Confidential Information shall not be reproduced in any form except as required to accomplish the purposes of the Agreement.

4.             Each party’s obligations under this Agreement with respect to any portion of the other party’s Confidential Information shall terminate when the Recipient can document that such information: (a) was in the public domain at the time it was communicated to the Recipient by the Disclosing Party through no breach of an obligation of confidentiality to the Disclosing Party; (b) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Recipient or other breach of an obligation of confidentiality to the Disclosing Party; (c) was in the Recipient’s possession free of any obligation of confidence at the time it was communicated to the Recipient; or (d) was developed by employees or agents of the Recipient independently of and without reference to any information communicated to the Recipient by the Disclosing Party.

5.             The Recipient shall be free to use for any purpose the Residuals  resulting from access to or work with the Disclosing Party’s Confidential Information.  The term “Residuals” means information in intangible form, which is retained in memory by persons who have had access to the Confidential Information consistent with the terms of this Agreement, including ideas, concepts, know-how or techniques contained therein.  The Recipient shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals.  However, the foregoing right to Residuals shall not be deemed to grant the Recipient a license under the Disclosing Party’s copyrights or patents.

6.             The parties’ obligations under this NDA shall terminate five (5) years after the Closing Date.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX B

COMMERCIALIZATION SUPPORT

1.  Engineering Support.  Semitool will make available during the Development Period the liaison services of at least two engineers (currently designated as *** in Kalispell, Montana and *** in Cambridge, England) for the purpose of assisting in mechanical engineering aspects of Aviza’s commercialization of the ***.  For the purposes hereof, the “Development Period” shall mean the period necessary for Aviza to convert the *** to a production worthy tool, or one year from the date hereof, whichever comes first.

2.  Software Support.  Semitool will make available during the Development Period the on-site commercially reasonable support of the software department under the direction of the Director of Software for the purpose of assisting in the software aspects of Aviza’s commercialization of the *** (including electronic control systems).  After the Development Period, further software support shall be limited to forty (40) man/hours per month for an additional one year period, after which such support will be available on an “as available” basis at the hourly rate determined by the Director of Software to be the current hourly rate applicable to such services.  Nothing contained herein shall require Semitool to develop new versions or updates of software for the ***, but rather it shall support the software development undertaken by Aviza for the commercialization of the ***.

3.  Manufacturing Support.  Semitool through the Development Period will make available parts fabrication to further support the engineering support referred to above in Item 1 hereof, subject to available resources at Semitool’s Birch Grove Facility.  Aviza will be billed for any such parts fabrication at no more than a *** gross margin over the cost of such parts.

4.  Facilities Support.  Semitool will make available to an Aviza engineering team of no more than six (6) persons to be working on-site at Semitool during the Development Period reasonable phone, network, PRO-E and other office accessories needed to finalize engineering on the ***.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.1.3.

ASSIGNED PATENTS AND PATENT APPLICATIONS

1.               ***;

2.               ***; and

3.               ***.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.2.2.

LICENSED PATENTS AND PATENT APPLICATIONS

1.              ***

2.              ***

3.              ***

4.              ***

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.5(b)(i)

None.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.5(c)

Attached.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

S/OT239043,	**Revision B**

Line	Qty/ Date	Item	Description/ Notes
Route To:		1911250	Ship To: 1

SEMITOOL, INC 555 WEST RESERVE DRIVE KALISPELL MT 59901			SEMITOOL, INC. 555 WEST RESERVE DRIVE KALISPELL MT 59901

1	1	700T0079-01	***
06/30/06
			**REVISION B** *Corrected robot Effective Date:	4/21/06

			Model No:	***
			Quote No:	N/A
			Serial No:	T239043
			Specs:	None
			Reference:	None

CONFIGURATION:
			Process:	***
			Substrate:	***
			Voltage:	208V, 3 phase, 4 wire
			SEMI F47:	No
			CE Comp:	No
			S2 Comp:	No
			No Chmbrs:	***
			Bridge:	No
			First in FAB:	No

AUTOMATION:
			Type:	***
			Robot:	***
			Controller:	***
			EndEffctr:	Edge Grip
			PreAlgnr:	No
			Carrier ID:	tbd
			Tag Rdr:	None

CABINET:
			Style:	***
			Material:	Stainless Steel
			Exhaust:	***
***
			Facilities:	Bottom
			Fire Supp:	None
			ULPA fltrs:	Std

PROCESS MODULE:
***

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

S/OT239043,	**Revision B**

Line	Qty/ Date	Item	Description/ Notes

Chamber: ***

DELIVERY SYSTEMS:
-None

DRAINS:
-None

OPTIONS:
-None

SPECIALS:
-Deck mounted lower than standard*** -*** located on left side of tool

CUSTOMER SOURCE INSPECTION:
-No

ENGINEERING REQUIRED:
-Everything

MANUALS:
-Standard

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.5(g)

None.

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.